Exhibit 99.1

Bank of the James Announces First Quarter 2016 Dividend

Lynchburg, VA., April 19, 2016 – On April 19, 2016, the Board of Directors of Bank of the James Financial Group, Inc. (NASDAQ: BOTJ), the parent company of Bank of the James, a full-service commercial and retail bank serving Lynchburg, Charlottesville, Harrisonburg, Roanoke and other markets in Virginia, declared a cash dividend for the first quarter of 2016 of $0.06 per common share. The dividend is payable on June 24, 2016 to shareholders of record at the close of business on June 10, 2016.

While the Company intends to declare dividends on a quarterly basis, future declarations of dividends are subject to approval of the Board of Directors and will depend on the Company’s results of operations, financial condition, regulatory requirements and other factors considered relevant by the board.

About the Company

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., serves its customers from offices in Lynchburg, Amherst, Bedford, Altavista, Charlottesville, Harrisonburg and Roanoke. Founded in 1999 the bank offers a full line of commercial and personal banking services, commercial lending, residential mortgage lending, personal lending, and investment services from these offices. Bank of the James Financial Group, Inc. common stock is listed under the symbol “BOTJ” on the NASDAQ Stock Market, LLC. For more information, please visit the bank’s website at www.bankofthejames.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the “Bank”), a subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000

tscruggs@bankofthejames.com